Leading Independent Proxy Advisory Firm ISS Recommends Jack in the Box Shareholders Vote “FOR” all 10 of the Company’s Highly Qualified Director Nominees ISS Recommendation Highlights Company’s Willingness to Work Constructively with Shareholders and Recent Board Enhancements Jack in the Box Board Urges Shareholders to Vote “FOR” ALL 10 of Jack in the Box’s Director Nominees, including David Goebel, Independent Chair of the Jack in the Box Board, on the WHITE Proxy Card Visit www.KeepJackonTrack.com for More Information SAN DIEGO, Calif. – February 17, 2026 – Jack in the Box Inc. (“Jack in the Box” or the “Company”) (NASDAQ: JACK), today announced that leading independent proxy advisory firm Institutional Shareholder Services (“ISS”) has recommended that Jack in the Box shareholders vote “FOR” all 10 of the Company’s director nominees, including David Goebel, Independent Chair of the Jack in the Box Board, on the WHITE proxy card in connection with the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) scheduled to be held on February 27, 2026. Both ISS and Glass Lewis recommend shareholders vote “FOR” the Company’s shareholder rights plan. In its report dated February 13, 2026, ISS noted:1 • “Not only does disclosure suggest that the board chair postponed his planned retirement prior to this meeting at the request of the new CEO, but it is difficult to substantiate the dissident's contention that there is urgency to remove him.” • “…the dissident's focus on Goebel as the primary source of underperformance does not fully account for adverse macroeconomic developments over the period.” • “…the board has demonstrated a willingness to engage constructively with shareholders, as proven by its fruitful settlement with GreenWood, through which Smolinisky was added.” • “…the combination of constructive shareholder engagement, appropriate refreshment, and the circumstances and timeline surrounding the planned departure of the board chair, who is the sole target of the dissident in this campaign, suggest that the change sought by the dissident is not warranted at this time.” In addition, regarding the Company’s shareholder rights plan, in their reports dated February 13, 2026 and February 14, 2026, respectively, ISS and Glass Lewis noted:1 • “The proposed poison pill contains reasonable features that protect shareholders from entrenchment risk as well as potentially abusive takeover tactics by dissident shareholders, and thus there is little downside risk to unaffiliated shareholders from continuation of the pill.” – ISS • “…in this instance, the board has presented reasonable justification for adopting the new rights plan, particularly in light of the situation between the board and Biglari…given the circumstances, the Benchmark Policy takes the view that the Company has made a reasonable case for shareholders to support this particular rights plan.” – Glass Lewis Jack in the Box issued the following statement: “We are pleased that ISS recognizes the strength and experience of our Board, highlights our responsiveness to shareholder feedback, and affirms our recommendation that shareholders vote on the WHITE proxy card “FOR” all 10 of the Company’s highly qualified director nominees so we can continue overseeing the successful execution of our “JACK on Track” plan. Importantly, ISS confirms the Company’s view that the campaign run by Biglari Capital Corp. (collectively with the participants in its solicitation, including Sardar Biglar, the “Biglari Group”) does not serve in the best interests of all Jack in the Box shareholders and that the re-election of David Goebel, Independent Chair of the Jack in the Box Board, is especially important during this critical time. Further, we strongly believe that Glass Lewis reached the wrong conclusion in failing to recommend shareholders vote for Mr. Goebel. Mr. Goebel has demonstrated strong leadership as the Board has overseen strategic actions to put the Company back on track and he brings deep understanding of the Company and extensive relevant operating, franchising, and governance expertise that are especially important at this critical time as we continue the successful execution of our “JACK on Track” and “Jack’s Way” plans. We continue to believe that Mr. Biglari’s campaign is not driven out of genuine desire to create shareholder value, but rather by his self-interest and anger at the Board’s unanimous decision that he was not well suited to join the Board. While we recognize that much work remains, we are confident that with the leadership of our entire expert and recently refreshed Board and our new management team, we can rebuild value for ALL shareholders.” Your vote is important. We encourage you to protect the value of your investment in Jack in the Box by voting “FOR” ALL 10 of the Company’s highly qualified director nominees and “FOR” the other proposals on the agenda on the WHITE proxy card today. Please simply disregard any gold proxy card you may receive from the Biglari Group. For more information, please visit: www.KeepJackonTrack.com. If you have any questions or require assistance with voting your shares, please call the Company’s proxy solicitor: INNISFREE M&A INCORPORATED (877) 750-8198 (toll free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries) BofA Securities is serving as financial advisor, Sullivan & Cromwell LLP is serving as legal advisor, and Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor to the Company. 1Permission to use quotations was neither sought nor obtained. About Jack in the Box Inc. Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box®, one of the nation's largest hamburger chains with approximately 2,135 restaurants across 21 states. For more information, including franchising opportunities, visit www.jackinthebox.com. Safe Harbor Statement This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the Company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the Company's brand; increased regulatory and legal complexities, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; stock market volatility. These and other factors are discussed in the Company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), which are available online at http://investors.jackinthebox.com or in hard copy upon request. The Company undertakes no obligation to update or revise any forward- looking statement, whether as the result of new information or otherwise. Important Additional Information and Where to Find It The Company has filed a definitive proxy statement (the “Proxy Statement”) and a WHITE proxy card with the SEC in connection with the solicitation of proxies for the Annual Meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Shareholders are able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Company’s website at https://investors.jackinthebox.com/financials/sec-filings/. Contact Rachel Webb 858-522-4556 rachel.webb@jackinthebox.com